                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                MARINEMAX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                MARINEMAX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 2, 1999

     The Annual Meeting of Stockholders of MarineMax, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., on Tuesday, March 2, 1999 at the Tampa Airport Marriott, Tampa International Airport, Grand Ballroom East, Tampa, Florida, for the following purposes:

          1. To elect three directors to serve for a three-year term expiring in 2002.

          2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending September 30, 1999.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on January 8, 1999 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                          Sincerely,

                                          /s/ Michael H. McLamb
                                          Michael H. McLamb
                                          Secretary

Clearwater, Florida
January 22, 1999

                                MARINEMAX, INC.
                         18167 U.S. 19 NORTH, SUITE 499
                           CLEARWATER, FLORIDA 33764
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                            VOTING AND OTHER MATTERS

GENERAL

     The enclosed proxy is solicited on behalf of MarineMax, Inc., a Delaware corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Company's Annual Meeting of Stockholders to be held at 9:00 a.m. on Tuesday, March 2, 1999 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Tampa Airport Marriott, Tampa International Airport, Grand Ballroom East, Tampa, Florida.

     These proxy solicitation materials were first mailed on or about January 22, 1999 to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

     Stockholders of record at the close of business on January 8, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 14,607,361 shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"). Each holder of Common Stock voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of the Company present in person or represented by proxy at the Meeting and entitled to vote is required (i) for the election of directors, and (ii) for the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending September 30, 1999.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

     When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (i) "for" the election of nominees set forth in this Proxy Statement, and (ii) "for" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending September 30, 1999.

REVOCABILITY OF PROXIES

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

     The Company's 1998 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information contained in the "Compensation Committee Report on Executive Compensation" below and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     THE COMPANY WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998, AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE FORM 10-K REPORT ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY THE COMPANY IN FURNISHING SUCH EXHIBIT. ANY SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S SECRETARY AT THE COMPANY'S EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Restated Certificate of Incorporation and Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. Presently, the number of directors is fixed at seven and that number of directors is divided into three classes, with one class standing for election each year for three-year terms. The Board of Directors has nominated Messrs. Bassett, Stovall, and Thomas for re-election as Class I directors for three-year terms expiring in 2002 or until their respective successors have been elected and qualified.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. All of the nominees currently are directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The Board of Directors recommends a vote "FOR" nominees named herein.

     The following table sets forth certain information regarding the Company's directors.

           NAME             AGE                             POSITION
           ----             ---                             --------
William H. McGill Jr......  55     Chairman of the Board, President, Chief Executive Officer,
                                   and Director(1)(2)(3)
Richard R. Bassett........  45     Executive Vice President and Director(1)(2)(3)
Paul Graham Stovall.......  60     Senior Vice President and Director(1)(2)(3)
Richard C. LaManna Jr.....  60     Director
Robert S. Kant............  54     Director(1)(2)(4)
R. David Thomas...........  66     Director(1)(2)(4)(5)
Stewart Turley............  64     Director(1)(2)(4)(5)

---------------
(1) Member of the Executive Committee

(2) Member of the 1998 Incentive Stock Plan Committee

(3) Member of the Employee Stock Purchase Plan Committee

(4) Member of the Compensation Committee

(5) Member of the Audit Committee

     William H. McGill Jr. has served as the President and Chief Executive Officer of MarineMax since January 23, 1998 and as the Chairman of the Board and as a director of the Company since March 6, 1998. Mr. McGill was the principal owner and president of Gulfwind USA, Inc., one of the Company's Operating Subsidiaries, from 1973 until its merger with the Company in March 1998.

     Richard R. Bassett has served as Executive Vice President of the Company since October 1, 1998 and a director of the Company since March 6, 1998. Mr. Bassett served as Senior Vice President of the Company from March 6, 1998 until October 1, 1998. Mr. Bassett was the owner and president of Bassett Boat Company of Florida, one of the Company's Operating Subsidiaries, from 1979 until its merger with the Company in March 1998.

     Paul Graham Stovall has served as a Senior Vice President and director of the Company since May 1, 1998. Mr. Stovall was a principal owner and president of Stovall Marine, Inc., one of the Company's Operating Subsidiaries, from 1960 until its merger with the Company in April 1998.

     Richard C. LaManna Jr. has served as a director of the Company since March 6, 1998. Mr. LaManna served as a Senior Vice President of the Company from March 6, 1998 until November 29, 1998. Mr. LaManna was the president and a principal owner of Harrison's Boat Center, Inc. and Harrison's Marine Centers of Arizona, Inc., Operating Subsidiaries of the Company, from 1978 until their merger with the Company in March 1998.

     Robert S. Kant has served as a director of the Company since August 10, 1998. Mr. Kant has been a senior member of the law firm of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, for more than five years.

     R. David Thomas has served as a director of the Company since August 10, 1998. Mr. Thomas, the founder of Wendy's International, Inc., has served as Senior Chairman of that company since 1985. Mr. Thomas served as Chairman of the Board of Wendy's, International, Inc. from 1972 until 1985 and as President and Chief Executive Officer from 1969 until 1972. Mr. Thomas served on the Board of Trustees of Duke University and Nova Southwest University.

     Stewart Turley has served as a director of the Company since August 10, 1998. Mr. Turley retired in 1997 as Chairman of Eckerd Corporation, which he originally joined in 1966. Mr. Turley served as Chairman, President, and Chief Executive Officer of Eckerd Corporation from 1975 until 1993. He served as Chairman and Chief Executive Officer from 1993 until 1996, and remained as Chairman of the Board until his retirement in 1997. He has been a director of Eckerd Corporation since 1971. Mr. Turley was a Senior Vice

President from 1971 to 1974 and was Vice President from 1968 to 1971. Mr. Turley also serves as a director of Springs Industries, Inc. and Sprint Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has an Audit Committee and a Compensation Committee, each consisting entirely of independent directors, as well as an Executive Committee, a Stock Plan Committee, and an Employee Stock Purchase Plan Committee.

     The responsibilities of the Audit Committee include recommending to the Board of Directors the independent public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit, reviewing accounting and financial controls of the Company with the independent public accountants and the Company's financial accounting staff, and reviewing and approving transactions between the Company and its directors, officers, and their affiliates. The Compensation Committee provides a general review of the Company's compensation plans and policies to ensure that they meet corporate objectives. The Executive Committee may exercise all or any of the authority of the Board of Directors in the management of the business and affairs of the Company, except as limited by Delaware law. The responsibilities of the Stock Plan Committee include administering the 1998 Incentive Stock Plan, including selecting the officers and salaried employees to whom options and awards will be granted; and the responsibilities of the Employee Stock Purchase Plan Committee include the administration of the Employee Stock Purchase Plan. Each of the Audit Committee, Compensation Committee, Stock Plan Committee, and Employee Stock Purchase Plan Committee held one separate formal meeting with respect to the fiscal year ended September 30, 1998.

     The Board of Directors of the Company held a total of nine meetings during the fiscal year ended September 30, 1998. Each of the Company's directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board of Directors on which such director was a member.

DIRECTOR COMPENSATION AND OTHER INFORMATION

     Employees of the Company do not receive compensation for serving as members of the Company's Board of Directors. Each non-employee director serving at the request of the Company receives a quarterly director's fee of $10,000, which is paid in shares of Common Stock. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees. Directors who are employees of the Company are eligible to receive stock options pursuant to the Company's 1998 Incentive Stock Plan (the "1998 Plan"). Pursuant to the 1998 Plan, Messrs. Kant, Thomas, and Turley each received an automatic grant of options to acquire shares of the Company's Common Stock on the date they were first elected as directors of the Company. In addition, each subsequent non-employee director of the Company will receive an automatic grant of options to acquire 5,000 shares of the Common Stock upon the date of his or her election or appointment as director. Non-employee directors also receive an automatic grant of options to purchase 2,500 shares of Common Stock on the date of each annual meeting of stockholders of the Company. Accordingly, Messrs. Kant, Thomas, and Turley will receive an automatic grant of options to purchase 2,500 shares of Common Stock on the date of the Meeting. Non-employee directors also are eligible to receive grants of stock options or awards pursuant to the discretionary program of the 1998 Plan. See "Executive Compensation -- 1998 Incentive Stock Option Plan."

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table sets forth the total compensation received for services rendered in all capacities to the Company for the fiscal year ended September 30, 1998 by the Company's Chief Executive Officer and its four other most highly compensated executive officers (together the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                       ------------------------------------------------
                                       ANNUAL COMPENSATION(1)                  AWARDS            PAYOUTS
                                ------------------------------------   -----------------------   -------
                                                                       RESTRICTED   SECURITIES
                                                        OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
NAME AND                                                COMPENSATION    AWARD(S)     OPTIONS     PAYOUTS   COMPENSATION
PRINCIPAL POSITION AT YEAR-END  SALARY($)    BONUS($)      ($)(2)         ($)         (#)(3)       ($)        ($)(4)
------------------------------  ----------   --------   ------------   ----------   ----------   -------   ------------
William H. McGill Jr.........    $ 87,500    $361,740       --            --         120,000       --            --
Chairman, President,
and Chief Executive Officer

Richard R. Bassett...........    $ 87,500    $195,416       --            --          64,167       --         5,854
Executive Vice President

Michael H. McLamb............    $103,125    $100,000       --            --         133,600       --            --
Vice President, Chief
Financial Officer,
Secretary, and Treasurer

Richard C. LaManna Jr.(5)....    $ 87,500    $  4,403       --            --          10,000       --         1,692
Senior Vice President

Richard C. LaManna III(5)....    $ 87,500    $ 21,692       --            --          30,000       --         1,876
Vice President

---------------
(1) Includes compensation for Messrs. McGill, Bassett, LaManna Jr., and LaManna III since March 1, 1998 and Mr. McLamb since January 21, 1998.

(2) Other annual compensation did not exceed 10% of the total salary and bonus for any of the Named Executive Officers.

(3) The exercise price of all options granted were equal to or greater than the fair market value of the Company's Common Stock on the date of grant.

(4) Amounts represent the Company's matching portion of 401(k) or profit sharing plan contributions.

(5) The employment of Mr. LaManna Jr. and Mr. LaManna III with the Company terminated on November 29, 1998.

OPTION GRANTS

     The following table provides information on stock options granted to the Company's Named Executive Officers during the fiscal year ended September 30, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                               -----------------------------------------------------    POTENTIAL REALIZABLE
                                                  %                                       VALUE AT ASSUMED
                               NUMBER OF       OF TOTAL                                 ANNUAL RATES OF STOCK
                               SECURITIES      OPTIONS                                 PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO    EXERCISE OR                   OPTION TERM(S)(7)
                                OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
                               GRANTED(#)    FISCAL YEAR      ($/SH)         DATE        5%($)       10%($)
                               ----------    ------------   -----------   ----------   ---------   -----------
William H. McGill Jr. .......    40,000(1)       2.3%         $13.75         2003      $ 88,141    $  255,255
William H. McGill Jr. .......    80,000(2)       4.7%         $12.50         2008      $628,895    $1,593,742
Richard R. Bassett...........    40,000(1)       2.3%         $13.75         2003      $ 88,141    $  255,255
Richard R. Bassett...........    24,167(2)       1.4%         $12.50         2008      $189,981    $  481,450
Michael H. McLamb............    28,000(2)       1.6%         $12.50         2008      $220,113    $  557,810
Michael H. McLamb............    16,000(3)(6)     0.9%        $12.50         2008      $125,779    $  318,748
Michael H. McLamb............    19,600(4)(6)     1.1%        $12.50         2008      $154,079    $  390,467
Michael H. McLamb............    70,000(5)(6)     4.1%        $10.00         2008      $440,226    $1,115,620
Richard C. LaManna Jr........    10,000(2)       0.6%         $12.50         2008      $ 78,612    $  199,218
Richard C. LaManna III.......    30,000(2)       1.8%         $12.50         2008      $235,835    $  597,653

---------------
(1) Qualified stock options exercisable during the five-year period from the date of grant with such options vesting 20% on each of the first, second, third, fourth, and fifth anniversaries of the date of grant.

(2) Non-qualified stock options exercisable during the 10-year period from the date of grant with such options vesting 20% on each of the third, fourth, fifth, sixth, and seventh anniversaries of the date of grant.

(3) Qualified stock options exercisable during the 10-year period from the date of grant with 8,000 of such options vesting on the date of grant and 8,000 of such options vesting on the first day after the first anniversary of the date of grant.

(4) Non-qualified options exercisable during the 10-year period from the date of grant with such options vesting on the date of grant.

(5) Non-qualified options exercisable during the 10-year period from the date of grant with 20% of such options vesting on each of the first, second, third, fourth, and fifth anniversaries of the date of grant.

(6) Represents options reissued to Mr. McLamb in June 1998 after the original options granted in April 1998 were cancelled. See "Employee
    Compensation -- Option Repricings."

(7) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved.

OPTION EXERCISES AND HOLDINGS

     The following table provides information on options exercised in the last fiscal year by the Company's Named Executive Officers, the number of shares of Common Stock underlying unexercised options at September 30, 1998 by each such officer, and the value of each such officer's unexercised options at September 30, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                     OPTION VALUE AS OF SEPTEMBER 30, 1998

                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                             SHARES                      UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                           ACQUIRED ON     VALUE       OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END($)(1)
                            EXERCISE      REALIZED    -----------------------------    ----------------------------
          NAME                 (#)          ($)       EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----             -----------    --------    -----------     -------------    -----------    -------------
William H. McGill Jr. ...      --           --             -0-           120,000             --               --
Richard R. Bassett.......      --           --             -0-            64,167             --               --
Michael H. McLamb........      --           --          27,600           106,000             --               --
Richard C. LaManna
  Jr. ...................      --           --             -0-            10,000             --               --
Richard C. LaManna III...      --           --             -0-            30,000             --               --

---------------
(1) Calculated based on $9.25, which was the closing sales price of the Common Stock as quoted on the New York Stock Exchange on September 30, 1998, multiplied by the number of applicable shares in-the-money less the total exercise price.

OPTION REPRICINGS

     The following table sets forth certain information with respect to the cancellation of outstanding stock options held by and the grant of replacement options to one of the Company's executive officers during fiscal 1998. The Company has not repriced any options held by any of its other executive officers since the date on which the Company's Common Stock became registered under
Section 12 of the Exchange Act.

                           TEN-YEAR OPTION REPRICINGS

                                           NUMBER OF       MARKET
                                          SECURITIES      PRICE OF       EXERCISE
                                          UNDERLYING      STOCK AT       PRICE AT
                                            OPTIONS       TIME OF        TIME OF                   LENGTH OF ORIGINAL
                                          REPRICED OR   REPRICING OR   REPRICING OR      NEW      OPTION TERM REMAINING
                                            AMENDED      AMENDMENT      AMENDMENT     EXERCISE    AT DATE OF REPRICING
NAME AND PRINCIPAL POSITION      DATE         (#)           ($)            ($)        PRICE ($)       OR AMENDMENT
---------------------------    --------   -----------   ------------   ------------   ---------   ---------------------
Michael H. McLamb(1).........   6/18/98     35,600         $12.50         $15.00       $12.50     9 years and 10 months
Michael H. McLamb(1).........   6/18/98     70,000         $12.50         $12.00       $10.00     9 years and 10 months

---------------
(1) Mr. McLamb has served as Vice President, Chief Financial Officer, and Treasurer of the Company since January 23, 1998 and as Secretary of the Company since April 5, 1998. The repricing of Mr. McLamb's options were pursuant to provisions of his employment agreement, which provides for options at designated levels.

1998 INCENTIVE STOCK PLAN

     On April 5, 1998 and April 30, 1998, respectively, the Board of Directors adopted and the stockholders approved the MarineMax, Inc. 1998 Incentive Stock Plan (the "Plan"). The Plan provides for the grant of incentive and nonqualified stock options to acquire Common Stock of the Company, the direct grant of Common Stock, the grant of stock appreciation rights ("SARs"), and the grant of other cash awards to key personnel, directors, consultants, independent contractors, and others providing valuable services to the Company and its subsidiaries. The Company believes that the Plan represents an important factor in attracting and retaining executive officers and other key employees, directors, and consultants and constitutes a significant part of its compensation program. The Plan provides such individuals with an opportunity to acquire a proprietary interest in the Company and thereby align their interests with the interests of the Company's other stockholders and give them an additional incentive to use their best efforts for the long-term success of the Company.

     The Plan provides that a maximum of the lesser of 4,000,000 shares or 15% of the then-outstanding shares of Common Stock of the Company may be issued under the Plan. The maximum number of shares of stock with respect to which options or other awards may be granted to any employee (including officers) during the term of the Plan may not exceed 50% of the shares of Common Stock covered by the Plan. As of the Record Date, options to purchase approximately 1,707,000 shares of Common Stock have been granted. Of these options, approximately 36,000 are vested and the remainder vest over periods ranging from five to seven years.

     The power to administer the Plan with respect to executive officers and directors of the Company and all persons who own 10% or more of the Company's issued and outstanding stock rests exclusively with the Board of Directors or a committee consisting of two or more non-employee directors who are appointed by the Board of Directors. The power to administer the Plan with respect to other persons rests with the Board of Directors.

     The Plan will terminate in April 2008, and options may be granted at any time during the life of the Plan. Options become exercisable at such time as may be determined by the Board of Directors or the Plan administrator. The exercise prices of options will be determined by the Board of Directors or the Plan administrator, but if an option is intended to be an incentive stock option, the exercise price may not be less than 100% (110% if the option is granted to a stockholder who at the time of the grant of the option owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock at the time of the grant.

     The Plan also includes an Automatic Grant Program providing for the automatic grant of options ("Automatic Options") to non-employee directors of the Company. Under the Automatic Grant Program, each non-employee whose election to the Board of Directors was proposed as of June 3, 1998 received an Automatic Option to acquire 10,000 shares of Common Stock on that date (an "Initial Grant"). Each subsequent newly elected non-employee member of the Board of Directors will receive as an Initial Grant an Automatic Option to acquire 5,000 shares of Common Stock on the date of his or her first appointment or election to the Board of Directors. In addition, an Automatic Option to acquire 2,500 shares of Common Stock will be granted to each non-employee director at the meeting of the Board of Directors held immediately after each annual meeting of stockholders (an "Annual Grant"). A non-employee member of the Board of Directors will not be eligible to receive an Annual Grant if the option grant date of such Annual Grant would be within 90 days of such non-employee member receiving his or her Initial Grant. Each Initial Grant will vest and become exercisable in a series of three equal and successive installments with the first installment vested on the date of grant (or the date of election to the Board of Directors, if later) and the next two installments 12 months and 24 months after the date of grant. Each Annual Grant will vest and become exercisable 12 months after the date of grant. Each Automatic Option will vest and become exercisable only if the optionholder has not ceased serving as a director as of such vesting date.

     The exercise price per share of Common Stock subject to an Initial Grant on June 3, 1998 is $12.50, the initial public offering price per share and the exercise price per share of Common Stock subject to other Automatic Options will be equal to 100% of the fair market value (as defined in the Plan) of the Company's Common Stock on the date such option is granted. Each Automatic Option will expire on the tenth anniversary of the date on which such Automatic Option was granted. In the event the non-employee director ceases to serve as a member of the Board of Directors or dies while serving as a director, the optionholder or the optionholder's estate or successor by bequest or inheritance may exercise any Automatic Options that have vested by the time of cessation of service until the earlier of (a) 90 days after the cessation of service, or (b) the expiration of the term of the Automatic Option. The Board of Directors believes that the grant of Automatic Options to non-employee directors is necessary to attract, retain, and motivate independent directors.

     The Plan is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Common Stock, stock awards, or any other type of award. To the extent permitted by applicable law and New York Stock Exchange requirements, the Company may issue any other options, warrants, or awards other than pursuant to the Plan without stockholder approval.

EMPLOYEE STOCK PURCHASE PLAN

     On April 5, 1998 and April 30, 1998, respectively, the Board of Directors adopted and the stockholders approved the MarineMax, Inc. 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which is intended to qualify for favorable income tax treatment under Section 423 of the Internal Revenue Code and is intended to offer financial incentives for employees to purchase Common Stock of the Company. The Stock Purchase Plan is administered by an appointed committee of the Board of Directors.

     The Stock Purchase Plan provides for the issuance of up to 500,000 shares of Common Stock. The Stock Purchase Plan is available to all regular, full-time employees of the Company who have completed at least one year of continuous service.

     The Stock Purchase Plan provides for implementation of up to 10 annual offerings beginning on the first day of October in the years 1998 through 2007, with each offering terminating on September 30 of the following year. Each annual offering may be divided into two six-month offerings. For each offering, the purchase price per share will be the lower of (i) 85% of the closing price of the Common Stock on the first day of the offering period or (ii) 85% of the closing price of the Common Stock on the last day of the offering. The purchase price is paid through periodic payroll deductions not to exceed 10% of the participant's earnings during each offering period. However, no participant may purchase more than $25,000 worth of Common Stock annually.

EMPLOYMENT AGREEMENTS

     The Company has five-year employment agreements with each of William H. McGill Jr., Richard R. Bassett, Michael H. McLamb, Paul Graham Stovall, David L. Cochran, and David H. Pretasky (together, the "Executives"). The employment agreements with each of these officers provides for a base salary of $150,000 per year.

     Each employment agreement provides for incentive compensation based upon the performance of the Company and the employee as determined by the Company's Board of Directors. The Board of Directors approved for 1998 a quarterly bonus equal to 1.25% of the quarterly pre-tax profits of the Company for William H. McGill Jr., subject to the Company achieving its budgeted quarterly earnings. Additionally, the program provided for Mr. McGill to receive an annual bonus targeted at 50% of his base salary plus quarterly bonuses, subject to the Company achieving its annual budgeted earnings. The program also provided for Messrs. Bassett, Stovall, Cochran, Pretasky, and other officers of the Company to receive a quarterly bonus equal to 1.25% of the quarterly pre-tax profits for their respective regional territories, subject to the Company achieving its quarterly budgeted earnings. Additionally, the program provided for Messrs. Bassett, Stovall, Cochran, Pretasky, and other officers of the Company to receive an annual bonus targeted at 50% of base salary and a quarterly bonus based upon the customer satisfaction index and the Company's financial performance, subject to the Company achieving its annual budgeted earnings. Under the plan, the Company would not pay the quarterly and annual bonuses to the Executives if the Company did not achieve its budgeted earnings. In connection with their employment, certain of the Executives will also receive options to purchase Common Stock. See "Executive Compensation -- 1998 Stock Incentive Plan." The Board of Directors has not as yet determined incentive compensation arrangements for 1999.

     The Company may terminate each officer's employment for good cause, as defined in the respective agreements. The Company also may terminate each officer's employment without good cause if such termination is approved by a majority of the members of the Board of Directors (excluding such officer), but the officer so terminated will receive his base salary for the remaining term of his employment agreement or one year, whichever is greater, and certain bonus and other payments. Each agreement also will terminate automatically upon the death of the respective officer. In the event of a termination of employment by the

Company or the employee following any "change in control" of the Company as defined in the agreement, each employment agreement provides for the employee to receive his fixed compensation in a lump sum and bonus payments that would have been payable through the end of the Company's then-current fiscal year as if his employment had not been terminated. Section 280G of the Internal Revenue Code may limit the deductibility of such payments for federal income tax purposes. If these payments are not deductible and if the Company has income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that was not offset would be "phantom income" (i.e. income without cash) to the Company. A "change in control" would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, under certain circumstances changes in the identity of a majority of the members of the Board of Directors of the Company, or acquisitions of more than 20% of the Company's Common Stock, subject to certain limitations.

     Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, with certain exceptions, for a period of one year following termination of employment.

LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

     The Company's Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law (the "Delaware GCL"). The effect of this provision in the Restated Certificate of Incorporation is to eliminate the rights of the Company and its stockholders, either directly or through stockholders' derivative suits brought on behalf of the Company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under the Delaware GCL.

     In addition, the Company has adopted provisions in its Bylaws and entered into indemnification agreements that require the Company to indemnify its directors, officers, and certain other representatives of the Company against expenses and certain other liabilities arising out of their conduct on behalf of the Company to maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to action arising under the federal securities laws. The Company has not indemnified its directors and officers for actions prior to March 1, 1998, the date the Company acquired all of the issued and outstanding capital stock of six recreational boat dealers in separate merger transactions.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

CERTAIN ACQUISITIONS -- TERMS OF THE AGREEMENTS

     William H. McGill Jr., Richard R. Bassett, Louis R. DelHomme Jr., Paul Graham Stovall, Richard C. LaManna Jr., David L. Cochran, David H. Pretasky (each of whom is a current or former director, executive officer, or both of the Company) were principal owners of acquired boat dealers ("Acquired Dealers") and their related real property holding companies ("Property Companies") at the time of their acquisition by the Company. Except in the case of Mr. McGill who has served as an officer of the Company since January 1988, the other individuals became directors, officers, or both after the applicable acquisition.

     The following table sets forth the name of each director and officer of the Company who was a principal owner of an Acquired Dealer and any related Property Company, the name of the Acquired Dealer owned by such director or officer, the number of shares of the Company's Common Stock received by such individual as an owner of the Acquired Dealer and its related Property Companies, and the amount of long-term debt of the Acquired Dealer and its related Property Companies at the time of the acquisition.

                                                                   SHARES OF
                                                                    COMMON            LONG-TERM
          INDIVIDUAL                    ACQUIRED DEALER              STOCK         OUTSTANDING DEBT
          ----------            -------------------------------    ---------    ----------------------
                                                                                (DOLLARS IN THOUSANDS)
Richard R. Bassett............  Bassett Boat Company of Florida    3,813,086            $    0
Louis R. DelHomme.............  Louis DelHomme Marine              1,329,266                 0
William McGill Jr.............  Gulfwind USA, Inc.                 2,032,913             6,248
R. LaManna Jr., R. LaManna
  III, D. LaManna.............  Harrison's Boat Center, Inc.       1,077,369             2,138
                                and Harrison's Marine Centers
                                of Arizona, Inc.
Paul Graham Stovall...........  Stovall Marine, Inc.                 492,306                 0
David L. Cochran..............  Cochran's Marine, Inc. and C&N       723,386             2,300
                                Marine Corporation
David H. Pretasky.............  Sea Ray of Wilmington, Inc.          412,390               709

     The number of shares of Common Stock issued to the stockholders of each Acquired Dealer and related Property Companies described above was determined based on negotiations between the Company and those companies. In determining the number of shares of Common Stock issued in connection with each of the acquisitions, the parties considered the historical cash flows and pro forma operating results of the Acquired Dealer and on the appraised values of the properties owned by the Property Company.

     With the exception of the number of shares issued in connection with each acquisition, the acquisition of each of the Acquired Dealers and related Property Companies was subject to substantially the same terms and conditions. Each acquisition was subject to customary conditions. These conditions included, among others, the accuracy on the closing date of the acquisitions of the representations and warranties of the Acquired Dealer and its principal stockholders and of the Company, the performance by each of them of all covenants included in the agreements relating to the acquisitions, and the absence of a material adverse change in the results of operations, financial condition, or business of each Acquired Dealer. The acquisition agreements provide that the stockholders of the Acquired Dealer and owners of the Property Companies will indemnify the Company from certain liabilities that may arise in connection with the respective acquisition. A portion of the Common Stock payable as consideration in connection with each acquisition is pledged for a period of up to one year from the effectiveness of the acquisition as security for the indemnification obligations of the respective stockholders and owners. Pursuant to the acquisition agreements, the stockholders of the Acquired Dealers agreed not to compete with the Company for five years, commencing on the date of the acquisitions.

EMPLOYMENT AGREEMENTS

     As part of the acquisition agreements, certain stockholders of the Acquired Dealers entered into employment agreements with the Company. See "Executive Compensation -- Employment Agreements."

LEASES OF REAL PROPERTY FROM AFFILIATES

     The Company leases two retail locations in Houston, Texas from the Sherri-Lindsey Spicer Trust, an irrevocable trust of which relatives of Louis R. DelHomme Jr. are the beneficiaries. The trustee of the trust is Robert B. Arrington, an unrelated third party. Mr. DelHomme is a former director and officer of the Company.

     The Company also leases four retail locations in Georgia from separate partnerships, the majority of each of which is owned by the former owners of Stovall Marine, Inc. Paul Graham Stovall became a director and officer of the Company following the Stovall acquisition.

     The Company leases a retail location in North Carolina from Pretasky Roach Properties, LLC, which is 50% owned by David H. Pretasky. Mr. Pretasky became an officer of the Company following the acquisition of Sea Ray of Wilmington, Inc. by the Company.

     The Company believes that the rents for these properties do not exceed their fair market rates, that the leases provide for standard market terms, and that the terms of the leases are on terms as favorable as could have been received from unrelated third parties.

FUTURE TRANSACTIONS

     The Company has adopted a policy that it will not enter into any material transaction in which a director or officer has a direct or indirect financial interest unless the transaction is determined by the Company's Board of Directors to be fair as to the Company or is approved by a majority of the Company's disinterested directors or by the Company's stockholders, as provided for under Delaware law.

BUSINESS RELATIONSHIPS

     Robert S. Kant, a director of the Company since August 10, 1998, is a senior member of the law firm O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a Professional Association. This firm serves as the Company's primary legal counsel.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Company's Board of Directors has appointed a Compensation Committee (the "Committee"), consisting of non-employee members of the Board of Directors, which makes decisions on the compensation of the Company's executive officers. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company's values and is aligned with the Company's business strategy and goals.

     The Company's compensation program for executive officers consists primarily of base salary, annual discretionary bonuses, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, that generally are available to all employees of the Company.

     The Company's philosophy is to pay base salaries to executives at levels that enable the Company to attract, motivate, and retain highly qualified executives, taking into account the possibility of performance-based bonuses. The bonus program is designed to reward individuals for performance based on the Company's financial results as well as the achievement of personal and corporate objectives that contribute to the long-term success of the Company in building stockholder value. Stock option grants are intended to result in minimal or no rewards if the price of the Company's Common Stock does not appreciate, but may provide substantial rewards to executives as the Company's stockholders in general benefit from stock price appreciation.

     Each of the Company's executive officers is a party to a five-year employment agreement with the Company, which provides for designated base salaries plus incentive compensation based on the performance of the Company and the employees as determined by the Company's Board of Directors. Although the Committee believed the efforts and performance of certain of the Company's executive officers (including the Chief Executive Officer) merited bonuses at higher levels, the Committee followed the incentive compensation program adopted for 1998, with one exception as described below.

BASE SALARY

     Each executive officer of the Company received base compensation in accordance with that officer's employment agreement.

INCENTIVE COMPENSATION

     As described under "Executive Compensation -- Employment Agreements," the employment agreement of each executive officer provides for incentive compensation based upon the performance of the Company and the employee as determined by the Company's Board of Directors. The Board of Directors approved an incentive compensation program for 1998. The program provided for a quarterly bonus equal to 1.25% of the quarterly pre-tax profits of the Company for Mr. McGill, subject to the Company achieving its budgeted quarterly earnings. Additionally, the program provided for Mr. McGill to receive an annual bonus targeted at 50% of his base salary plus quarterly bonuses, subject to the Company achieving its annual budgeted earnings. The program also provided for Messrs. Bassett, Stovall, Cochran, Pretasky, and other officers of the Company to receive quarterly bonuses equal to 1.25% of the quarterly pre-tax profits for their respective regional territories, subject to the Company achieving its quarterly budgeted earnings. Additionally, the program provided for Messrs. Bassett, Stovall, Cochran, Pretasky, and other officers to receive an annual bonus targeted at 50% of base salary and a quarterly bonus based upon the customer satisfaction index and the Company's financial performance, subject to the Company achieving its annual budgeted earnings. Under the plan, the Company would not pay quarterly and annual bonuses to any executive if the Company did not achieve its budgeted earnings.

     The Committee awarded Mr. McLamb a bonus that was $40,000 above the minimum targeted bonus provided for in his employment agreement. In awarding this bonus, the Compensation Committee recognized the significantly greater role played by Mr. McLamb as the Chief Financial Officer of a public company as compared to that of a Chief Financial Officer of a private company, as was the case when Mr. McLamb entered into his employment agreement. The Committee also recognized the substantial contributions made by Mr. McLamb to the successful integration of its operations and the public filing process.

STOCK OPTION GRANTS

     The Company strongly believes in utilizing grants of stock options to tie executive rewards directly to the long-term success of the Company and increases in stockholder value. Stock option grants also will enable executives to develop and maintain a significant ownership position in the Company's Common Stock. The amount of options granted takes into account options previously granted to an individual. During fiscal 1998, the Board of Directors granted options to acquire 120,000, 64,167, 133,600, 10,000, and 30,000 shares of Common Stock at exercise prices ranging from $10.00 to $13.75 per share to Messrs. McGill, Bassett, McLamb, LaManna Jr., and LaManna III, respectively. See "Executive Compensation -- Option Repricings" for information regarding the repricing of options.

OTHER BENEFITS

     Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee approved the payment of bonus and incentive compensation to Mr. McGill in accordance with his employment agreement and the Company's 1998 incentive compensation program.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the Company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

     The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with
Section 162(m).

     This report has been furnished by the members of the Compensation Committee of the Board of Directors of MarineMax, Inc.

                                          Robert S. Kant
                                          R. David Thomas
                                          Stewart Turley

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 30, 1998, the Company's Compensation Committee consisted of Robert S. Kant, R. David Thomas, and Stewart Turley. Messrs. Thomas and Turley did not have any contractual or other relationships with the Company during such fiscal year except as directors. Mr. Kant is a senior member of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, which serves as the Company's primary legal counsel.

     COMPLIANCE WITH SECTION 16 OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors, officers, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the directors, officers and greater than 10 percent stockholders to furnish the Company with copies of all
Section 16(a) forms they file. Based solely upon the Company's review of the copies of such forms received by it during the fiscal year ended September 30, 1998, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year was a director, officer, or beneficial owner of more than 10 percent of the Company's Common Stock, complied with all Section 16(a) filing requirements during such fiscal year, except that during fiscal 1998, Mr. LaManna III filed one late Form 4 covering one purchase transaction, Mr. McGill filed two late Forms 4 covering two purchase transactions, and Mr. McLamb filed one late Form 4 covering one purchase transaction.

                               PERFORMANCE GRAPH

     The following line graph compares cumulative total stockholder returns for
(i) the Company's Common Stock; (ii) the Russell 2000 Index (the "Russell 2000"); and (iii) the Nasdaq Retail Trade Index (the "Nasdaq Retail").

     The graph assumes an investment of $100 in the Company's Common Stock on June 3, 1998, the date on which the Company's Common Stock became registered under Section 12 of the Exchange Act as a result of the Company's initial public offering, and an investment in each of the Russell 2000 and the Nasdaq Retail of $100 on May 31, 1998. The graph covers the period from May 31, 1998 through December 31, 1998, the end of the first quarter of the fiscal year ending September 30, 1999.

     The calculation of cumulative stockholder return for the Russell 2000 and the Nasdaq Retail includes reinvestment of dividends. The calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.
[CUMULATIVE TOTAL RETURN GRAPH]

                                       'MARINEMAX,                               NASDAQ
                                          INC.'           RUSSELL 2000        RETAIL TRADE
6/3/98                                     100                 100                 100
Jun-98                                      99                 100                 106
Jul-98                                      86                  92                  98
Aug-98                                      64                  74                  73
Sep-98                                      74                  80                  77
Oct-98                                      64                  83                  77
Nov-98                                      61                  88                  77
Dec-98                                      63                  93                  77

     SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date for (i) all directors, the Chief Executive Officer, and the other executive officers (including the four other most highly compensated executive officers), (ii) all directors and executive officers as a group, and (iii) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock.

                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
                NAME OF BENEFICIAL OWNER(1)                   NUMBER(2)     PERCENT(2)
                ---------------------------                   ----------    -----------
William H. McGill Jr. ......................................  1,603,457(3)     10.98%
Richard R. Bassett..........................................  3,147,486(4)     21.55%
Paul Graham Stovall.........................................    137,478          .94%
David L. Cochran............................................    731,385(5)      5.01%
David H. Pretasky...........................................     94,443(6)       .65%
Michael H. McLamb...........................................     27,951(7)       .19%
Richard C. LaManna Jr.......................................    465,566(8)      3.19%
Robert S. Kant..............................................     13,978(9)       .10%
R. David Thomas.............................................     75,644(10)      .52%
Stewart Turley..............................................     15,644(11)      .11%
All directors and executive officers as a group (10
  persons)..................................................  6,313,032        43.11%
Brunswick Corporation.......................................  1,861,200        12.74%
Louis R. DelHomme Jr. ......................................  1,055,428(12)     7.23%

---------------
 (1) Unless otherwise indicated, all persons listed have an address in care of the Company at 18167 U.S. 19 North, Suite 499, Clearwater, Florida 33764, and have sole voting and investment power over their shares unless otherwise indicated. Brunswick Corporation maintains its address at 1 North Field Court, Lake Forest, Illinois 60045; Mr. LaManna maintains his address at 3452 Green Stone Place, Redding, California 96001; and Mr. DelHomme maintains his address at 2206 Twin Oaks, Kemoh, Texas 77565.

 (2) The numbers and percentages shown include shares of Common Stock issuable to the identified person pursuant to stock options that may be exercised within 60 days after January 8, 1999. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other stockholder.

 (3) Includes 38,000 shares owned by Mr. McGill's wife, as to which Mr. McGill disclaims beneficial ownership. Does not include 120,000 shares issuable upon the exercise of stock options that may not be exercised within 60 days of January 8, 1999.

 (4) Does not include 64,167 shares issuable upon the exercise of stock options that may not be exercised within 60 days of January 8, 1999.

 (5) Includes 324,692 shares owned by Mr. Cochran's wife, as to which Mr. Cochran disclaims beneficial ownership. Also includes 5,000 shares owned by Walker Building Center, Inc., of which Mr. Cochran is a majority owner and controls the voting interest of the Company's Common Stock held by Walker Building Center, Inc.

 (6) Does not include 41,667 shares issuable upon the exercise of stock options that may not be exercised within 60 days of January 8, 1999.

 (7) Includes 27,600 shares issuable upon the exercise of stock options that may be exercised within 60 days of January 8, 1999, but does not include 106,000 shares subject to options that may not be exercised by that date.

 (8) Includes 316,939 shares held by Richard C. LaManna Jr. and Judith L. LaManna, as joint tenants, and 104,095 shares held by Richard C. LaManna Jr. and Judith L. LaManna as co-trustees of the LaManna

     Family Trust. Does not include 10,000 shares issuable upon the exercise of stock options that may not be exercised within 60 days of January 8, 1999.

 (9) Includes 1,667 shares issuable upon the exercise of stock options that may be exercised within 60 days of January 8, 1999, but does not include 3,333 shares subject to options that may not be exercised by that date.

(10) Includes 3,333 shares issuable upon the exercise of stock options that may be exercised within 60 days of January 8, 1999, but does not include 6,667 shares subject to options that may not be exercised by that date. Also includes 5,000 shares held by Lorraine Thomas and 60,000 shares held by R.L. Richards as trustee of the R. David Thomas Trust.

(11) Includes 3,333 shares issuable upon the exercise of stock options that may be exercised within 60 days of January 8, 1999, but does not include 6,667 shares subject to options that may not be exercised by that date.

(12) Owned of record by Spicer Partnership Ltd. Spicer Partnership Ltd. owned substantially all of the capital stock of DelHomme prior to its merger with the Company. Louis R. DelHomme Jr. is the majority owner of Spicer Partnership Ltd. and controls the voting interest of the Company's Common Stock held by Spicer Partnership Ltd.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1999 and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                 DEADLINE FOR RECEIPT OF STOCKHOLDERS PROPOSALS

     Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders of the Company for the fiscal year ending September 30, 1999 must be received by the Company no later than September 24, 1999, in order to be included in the proxy statement and form of proxy relating to such meeting.

     Pursuant to Rule 14a-4 under the Exchange Act, the Company intends to retain discretionary authority to vote proxies with respect to stockholders proposals for which the proponent does not seek inclusion of the proposed matter in the Company's proxy statement for the annual meeting to be held during calendar 2000, except in circumstances where (i) the Company receives notice of the proposed matter no later than December 8, 1999, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                         Dated: January 22, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 MARINEMAX, INC.
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                  The undersigned stockholder of MARINEMAX, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated January 22, 1999, and hereby appoints William H. McGill Jr. and Michael H. McLamb, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of MARINEMAX, INC., to be held on Tuesday, March 2, 1999, at 9:00 a.m., local time, at the Tampa Airport Marriott, Tampa International Airport, Grand Ballroom East, Tampa, Florida, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this Proxy Card.

                  (Continued and to be signed on reverse side)



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                          (Continued from reverse side)

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE

1.       ELECTION OF DIRECTORS:

/ /  FOR the three nominees listed below, except as indicated

/ /  WITHHOLD AUTHORITY to vote for the three nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

            Richard R. Bassett, Paul Graham Stovall, R. David Thomas

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999.

                / /  FOR         / /  AGAINST          / /  ABSTAIN

And upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                            A majority of such attorneys or
                                            substitutes as shall be present and
                                            shall act at said meeting or any
                                            adjournment or adjournments thereof
                                            (or if only one shall be present and
                                            act, then that one) shall have and
                                            may exercise all of the powers of
                                            said attorneys-in-fact hereunder.

                                            SIGN, DATE, AND RETURN THIS PROXY
                                            CARD PROMPTLY USING THE ENCLOSED
                                            ENVELOPE.


                                            ____________________________________
                                                        SIGNATURE(s)

                                            ____________________________________
                                              (Signature if jointly held)

                                            Date: _______________________, 1999


NOTE: This Proxy Card should be dated, signed by the stockholders exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)